Exhibit 10.34

English Translation

Cooperation Agreement

This Cooperation Agreement (“this Agreement”) is made on August 22, 2011

BY AND BETWEEN:

Party A:	Huiyou Digital (Shenzhen) Ltd.
Address:	818#, Block B, Zhenye Building, No. 2014 Bao’an South Road, Luohu District, Shenzhen
Telephone No.:	0755-82043991
Contact Person:	Xiao Jian

Party B:	Guangzhou Yingzheng Information Technology Co., Ltd.
Address:	15/F, Block A, Huajian Building, No. 233, Tianfu Road, Tianhe District, Guangzhou
Telephone No.:	020-85643431
Contact Person:	Liu Xieshu

Party A and Party B are hereinafter, collectively, referred to as the “Parties” and, individually, a “Party”.

WHEREAS:

1.                          Party A is a limited liability company established and validly existing in Shenzhen.  It has plenty of software copyrights and mobile games products, as well as marketing channels and resources for mobile games products.

2.                          Party B is a limited liability company established and validly existing in Guangzhou.  It specializes in the planning, development and operation of mobile value-added business, and the provision of other wireless value-added businesses and solutions that combine online games and wireless value-added service together.  Party B has extensive experience and capability in the above sectors and possess all licenses and permits required for the operation of the aforesaid business activities.

3.                          Party A intends to grant a license to Party B for its use of Party A’s software copyrights, and authorizes Party B to operate any mobile online games product developed and owned by Party A that contains or is based on the software copyrights described above, and Party B intends to obtain the license and authorization referred to above.

4.                          Party B intends to authorize Party A as its agent for the marketing of Party A’s mobile online games products operated by it, and Party A intends to accept the authorization mentioned above.

NOW, THEREFORE, in accordance with the Contract Law of the People’s Republic of China and the relevant laws and regulations and based on the principles of equality, voluntariness and mutual benefits, Party A and Party B have reached the following agreement in respect of their cooperation in the field of mobile games after friendly consultation:

1.                          License for Software Copyrights

1.1                   Party A currently has software copyrights for a series of mobile games products, including the software copyrights registered and not registered with the National Copyright Administration of the People’s Republic of China, and will continue to develop software copyrights for other mobile games products (collectively referred to as the “Subject Software Copyrights”).

1.2                   Party A has currently developed or will develop a series of mobile online games products based on or containing the Subject Software Copyrights (collectively referred to as the “Subject Games Products”).  The Subject Games Products are or will be the property of Party A.

1.3                   Party A hereby grants a non-exclusive and non-transferable license to Party B for its use of the Subject Software Copyrights within the territory of the People’s Republic of China (hereinafter referred to as “China” or the “PRC” and, only for the purpose of this Agreement, which means the Mainland China and excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) during the term hereof for the purposes expressly provided in this Agreement, and Party B hereby accepts the license granted by Party A as described above.

1.4                   Party B shall pay to Party A license fee for the license granted by Party A in connection with the use of the Subject Software Copyrights (hereinafter referred to as the “License Fee”).

1.5                   Party B shall not sub-license or re-license the Subject Software Copyrights to any third parties without the prior written consent of Party A.

1.6                   Party A hereby authorizes Party B to distribute and operate the Subject Games Products within the territory of China during the term hereof and to obtain corresponding incomes in relation thereto, and such authorization is non-exclusive and non-transferable in nature.  Party B hereby accepts the above authorization given by Party A.  Party B shall operate the Subject Games Products on its own, and shall not authorize or entrust any third parties to distribute or operate the Subject Games Products without the prior written consent of Party A.  During the term hereof, Party B shall maintain any Subject Games Product operated by it.

1.7                   Party B may use the Subject Software Copyrights licensed by Party A only for the following purposes: To distribute and operate the Subject Games Products and to obtain corresponding incomes in relation thereto in accordance with Article 1.6 of this Agreement and pursuant to the authorization of Party A.

1.8                   If, during the term hereof, Party A modifies or upgrades the Subject Software Copyrights, or develops new software copyrights based on the Subject Software Copyrights, such modifications, upgrades or new software copyrights shall be the Subject Software Copyrights hereunder, and shall be granted by Party A to Party B for use on the terms and conditions hereof.

1.9                   Party A shall provide Party B with a client terminal program package for the Subject Games Products and related information in order for Party B to use the Subject Software Copyrights and to develop and operate the Subject Games Products pursuant to the license granted by Party A.

1.10            Party A shall guarantee the legality of the Subject Software Copyrights and the Subject Games Products.  If Party B discovers that any Subject Software Copyright or Subject Games Product is in breach of laws, improper or contains inappropriate information, it shall notify Party A.  Upon receipt of the notice from Party B, Party A shall communicate and negotiate with Party B immediately, and shall make amendments to the relevant Subject Software Copyrights or Subject Games Products according to the solution unanimously agreed with Party B.

1.11            Party A shall guarantee that the Subject Software Copyright and the Subject Games Products do not infringe the rights of any third parties.

1.12            Party A shall guarantee that there is no quality problem with the program of the Subject Games Products, nor is there any virus, trojan horse, backdoor, trap, worm, time bomb, or any other program that destroys, obtains or divulges system data or personal information, nor is there any malicious code, and Party A will not execute any operation unrelated to games themselves without the consent of game players.  If there is any quality problem or any malicious program or issue described above in the Subject Games Products, Party A shall be responsible for making corrections to mistakes or providing programs for upgrading so as to guarantee the completeness and correctness of the Subject Games Products and the successful operation of Party B.

2.                          Marketing

2.1                   In order to fully utilize the expertise, resources and strengths of the Parties, and to optimize their cooperation incomes, Party B hereby authorizes Party A as its marketing agent to market and promote any Subject Games Product distributed and operated by Party B to the extent as permitted by the laws of China, and Party A hereby accepts the authorization of Party B as described above.

2.2                   Party B shall pay to Party A service fee in respect of the marketing service provided by Party A under Article 2.1 hereof (hereinafter referred to as the “Service Fee”).  All costs arising from or in connection with the conduct of marketing works as required by this Agreement shall be solely borne by Party A.

2.3                   Party A shall make its best efforts to market and promote the Subject Games Products through various channels and resources to the extent as permitted by the laws of China, and shall use its best endeavor to obtain from service providers an income sharing proposal for the operation of the Subject Games Products that is favorable to the cooperation of the Parties as much as possible.  Party A may enter into a cooperation arrangement with service providers operating the Subject Games Products so as to receive its share of incomes from such service providers and to pay to Party B all the amounts remaining after deduction of the License Fee and Service Fee to which it shall be entitled hereunder.

2.4                   Party B shall be responsible for making a specific logo for the client terminal of the Subject Games Products by technical means to serve as the basis for determining the cooperation incomes of the Parties hereunder so as to protect the interests of the Parties in their cooperation.

2.5                   To commence the marketing works of the Subject Games Products in a more efficient manner,

Party B shall furnish to Party A any data that is relevant to the operation of the Subject Games Products by Party B if Party A so requires.

3.                          Settlement of Cooperation Incomes

3.1                   The Parties agree that, based on their cooperation mode hereunder, the total information fee arising from the operation of the Subject Games Products by Party B, which is the total amount of information fee actually received from subscribers of the Subject Games Products through operators, less the respective shares of incomes of operators and service providers to be deducted by service providers pursuant to their cooperation arrangement with Party A, (being the amount to be paid by the service providers to Party A), shall be the incomes of the Parties arising from their cooperation hereunder (hereinafter referred to as the “Cooperation Incomes”).

3.2                   Upon receipt of the Cooperation Incomes from service providers, Party A shall deduct and withhold from the Cooperation Incomes such portion that is equivalent to the License Fee (being 70% of the Cooperation Incomes) and the Service Fee (being 20% of the Cooperation Incomes) to which it shall be entitled hereunder (representing an aggregate of 90% of the Cooperation Incomes), and the remaining amount shall be the incomes of Party B for the operation of the Subject Games Products pursuant to the requirements of this Agreement (hereinafter referred to as “Party B’s Operating Incomes”).  Party A shall pay all of Party B’s Operating Incomes to Party B.  The Parties agree that the actual payment of the License Fee and the Service Fee may be ultimately determined by Party B through separate consultation with Party A according to the development of Party A.

3.3                   The Parties agree that Party A shall settle Party B’s Operating Incomes with Party B based on the cycle which adopts a calendar year as an unit.  Party A shall, within 30 days after the close of each year, settle Party B’s Operating Incomes as accumulated for that year and credit them to the account of Party B as stated below or any other accounts notified by Party B from time to time:

Name of the bank:	Guangzhou Rural Commercial Bank co., Ltd., Huajian Sub-branch
Account name:	Guangzhou Yingzheng Information Technology Co., Ltd.
Account number:	936612001000000766

4.                          Intellectual Property Right and Confidentiality Clause

4.1                   Party A shall have the sole and exclusive rights and interests in all intellectual property rights of the Subject Software Copyrights and the Subject Games Products.

4.2                   The Parties acknowledge and confirm that any oral or written information exchanged between them in respect of related agreements shall be confidential information.  The Parties shall keep all such information confidential, and shall not disclose any relevant information to any third parties without the written consent of the other Party, except for the following: (a) the information that are or will be known to the public (provided that they are not disclosed to the public without authorization and in violation of this Agreement by the information receiving party); (b) the information required to be disclosed by applicable laws, or the rules or regulations of securities exchanges; or (c) the information required to be disclosed by a Party to its legal or financial advisors with respect to the transactions mentioned herein, for which such legal or financial advisors shall also comply with the confidentiality obligation as similar as that described in this Article.  Any divulgence of confidential information by the employees of either Party or any organization engaged by it shall be deemed as the divulgence of confidential information by such Party, and such Party shall be liable for the breach pursuant to this Agreement.

4.3                   The Parties agree that this Article shall survive irrespective of whether this Agreement is modified, discharged or terminated.

5.                          Representations and Warranties

5.1                   Party A represents and warrants as follows:

(1)                      Party A is a limited liability company duly incorporated and validly existing under the laws of China.

(2)                      The execution and performance by Party A of this Agreement are within its corporate power and business scope; have been duly authorized by all necessary corporate actions, and have been consented and approved by any third parties (if any) and the relevant governmental departments; and do not contravene any law and other restrictions binding on or affecting it.

(3)                      This Agreement, once duly executed, constitutes the legal, valid and binding obligation of Party A and is enforceable against it in accordance with the terms hereof.

5.2                   Party B represents and warrants as follows:

(1)                      Party B is a limited liability company duly incorporated and validly existing under the laws of China, and is approved by the relevant PRC departments to engage in (i) the business operation of online games, (ii) online publication business, and (iii) value-added service business.

(2)                      The execution and performance by Party B of this Agreement are within its corporate power and business scope; have been duly authorized by all necessary corporate actions, and have been consented and approved by any third parties (if any) and the relevant governmental departments; and do not contravene any law and other restrictions binding on or affecting it.

(3)                      This Agreement, once duly executed, constitutes the legal, valid and binding obligation of Party B and is enforceable against it in accordance with the terms hereof.

6.                          Effectiveness and Term

6.1                   This Agreement shall be signed and become effectiveness as of the date first above written.  Unless early terminated by this Agreement or any other agreements of the Parties, this Agreement shall have a term of five years.  Nevertheless, Party A and Party B shall review the content of this Agreement every twelve months from the execution hereof so as to decide whether any amendment and supplement is required to be made to this Agreement based on the situation at that time.

6.2                   Prior to its expiry, this Agreement may be extended with the written confirmation of the Parties.

7.                          Termination

7.1                   This Agreement shall be terminated on its expiry date unless renewed pursuant to its terms.

7.2                   During the term hereof, no Party shall terminate this Agreement unilaterally prior to its expiry date, except for the circumstance where a Party has material fault or fraudulent act against the other Party.

7.3                   Upon termination hereof, the rights and obligations of the Parties under Articles 4, 5, 8 and 9 will survive.

8.                          Governing Law and Dispute Resolution

8.1                   The formation of this Agreement, its validity, interpretation, performance, amendment and termination, as well as dispute resolution shall be governed by the laws of China.

8.2                   Any disputes arising from the interpretation and performance of this Agreement shall be first resolved by the Parties hereto through friendly consultation.  If a dispute cannot be resolved within 30 days after a Party serves a written notice to the other Party requesting for resolution of the dispute through consultation, either Party may refer such dispute to the China International Economics and Foreign Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect.  The arbitration shall be conducted in Beijing, and the language to be used in arbitration shall be Chinese.  The arbitral award shall be final and binding upon the Parties.

8.3                   When any dispute arises from the interpretation and performance of this Agreement or is in arbitration, the Parties hereto shall continue to exercise their other rights hereunder and perform their other obligations hereunder, save for those matters in dispute.

9.                          Liabilities for Breach

9.1                   Any Party who violates the requirements of this Agreement shall compensate the non-defaulting Party for any losses suffered by it.

9.2                   A waiver by the non-defaulting Party with respect to a breach by the defaulting Party shall be effective unless it is made in writing.  Failure or delay on the part of the non-defaulting Party to exercise any of its rights or reliefs hereunder shall not operate as a waiver thereof by such non-defaulting Party; nor shall any partial exercise of any right or relief preclude its exercise of any other right or relief.

9.3                   The validity of this Article shall not be affected by the discharge or termination of this Agreement.

10.                   Assignment

Unless with the prior written consent of the other Party, neither Party shall assign its rights and obligations hereunder to any third parties.

11.                   Severability

If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect.  The Parties shall, through amicable negotiations, strive to replace those invalid, illegal or unenforceable provision or provisions with valid provision or provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such valid provision or provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provision or provisions.

12.                   Amendment and Supplement

The Parties may make amendments and supplements to this Agreement by written agreement.  Any amendment contracts and supplemental contracts hereto duly signed by the Parties shall be an integral part of this Agreement, and shall have the same legal effect as this Agreement.

13.                   Language and Counterpart

This Agreement is executed in Chinese in two originals.  Party A and Party B shall each keep one original and each of them shall have the same legal effect.

(The remainder of this page is intentionally left blank and the next page is signature page.)

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized representatives on the date first above written.

Party A: Huiyou Digital (Shenzhen) Ltd.

/s/
Name: [Xiao Jian]
Position: [General Manager]
Legal Representative

Party B: Guangzhou Yingzheng Information Technology Co., Ltd.

/s/
Name: [Liu Xieshu]
Position: [Operation Director]
Legal Representative